Exhibit 10.12

EXECUTION COPY

FIRST AMENDMENT TO SUBLEASE AGREEMENT

This First Amendment to Sublease Agreement (“First Amendment”) is made and entered into as of December 22, 2008 by and between SMITH & NEPHEW WOUND MANAGEMENT (LA JOLLA), a Delaware general partnership (“Sublandlord”), having an address of 1450 Brooks Road, Memphis, TN 38116, and ADVANCED BIOHEALING, INC., a Delaware corporation (“Subtenant”), having an address of 347 Fifth Avenue, Suite 1407, New York, New York 10016.

RECITALS

A. Sublandlord entered into a certain Lease Agreement dated November 22, 2002 (“Master Lease”), as tenant, with ARE-10933 North Torrey Pines, LLC, a Delaware limited liability company (“Master Landlord”), as landlord, for the premises located at 10933 North Torrey Pines Road, La Jolla, California (the “Premises).

B. Sublandlord subsequently subleased the Premises to Subtenant pursuant to the terms and conditions of that certain Sublease Agreement dated May 25, 2006 (“SNWM Sublease”). A copy of the SNWM Sublease is attached hereto as Exhibit “A” and incorporated herein by this reference. All terms capitalized but undefined herein shall have the meanings ascribed to them in the SNWM Sublease.

C. Concurrently with the execution of the SNWM Sublease, Subtenant entered into a sublease agreement with Smith & Nephew, Inc. (“S&N”), an affiliate of Sublandlord, for those certain premises located adjacent to the Premises (“S&N Sublease”). The SNWM Sublease and the S&N Sublease are sometimes hereinafter collectively referred to as the Sublease Agreements.

D. As security for Subtenant’s obligations under the Sublease Agreements, S&N, Sublandlord and Subtenant entered into the Security Agreement, dated May 25, 2006, the Patent Security Agreement, dated May 25, 2006, and the Trademark Security Agreement, dated May 25, 2006 (collectively referred to herein as the “Security Agreements”) pursuant to which Subtenant granted S&N and Sublandlord a security interest in certain properties described therein.

E. Now, all parties mutually desire to (i) terminate the Security Agreements pursuant to the Security Agreement Termination and Security Discharge Agreement dated as of the date hereof, and (ii) amend the Sublease Agreements to provide for a cash security deposit in lieu of the security interests under the Security Agreements, as hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises contained in this First Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant agree as follows:

AGREEMENTS

1. Section 5.1 of the SNWM Sublease is hereby deleted in its entirety and restated as follows:

“5.1 The Initial Sublease Term is hereby extended to December 31, 2011 (“Extension Term”) effective upon the expiration of the Initial Sublease Term. The Extension Term shall be on the same terms and provisions of the Initial Sublease Term, except that the (i) Base Sublease Rent shall be $101,915.57 per month; and (ii) Subtenant’s Operating Expense Contribution shall be $16,993.37 per month.”

2. Sections 5.2, 5.3 and 5.4 of the SNWM Sublease are hereby deleted in their entirety.

3. Section 6 of the SNWM Sublease, titled Security Deposit; Letter of Credit, is hereby deleted in its entirety and restated as follows:

“6. Security Deposit

6.1 Security Deposit. On or before December 31, 2008, Subtenant shall deposit with Sublandlord the sum of $305,746.71 Dollars (“Security Deposit”) as security for the faithful performance and observance by Subtenant of all of the terms, covenants and conditions of this Sublease on Subtenant’s part to be performed and observed. Sublandlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any Rent and any other sums as to which Subtenant may be in default hereunder beyond the expiration of applicable grace and notice periods and for any sum which Sublandlord may expend or may be required to expend by reason of Subtenant’s default beyond the expiration of applicable grace and notice periods in respect of any of the terms, covenants and conditions of this Sublease. Sublandlord may commingle the Security Deposit with Sublandlord’s other funds Following any application of the Security Deposit, Subtenant, on demand, shall restore the Security Deposit to its original amount and Subtenant’s failure to do so within ten (10) days of written notice from Sublandlord shall be a default hereunder. In the event Subtenant is not in default of any Subtenant covenant hereunder, past any applicable grace and notice periods, then the Security Deposit shall be applied, in equal amounts, to the last three installments of the Base Sublease Rent due and owing hereunder by Subtenant. In the event that Subtenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Sublease, the Security Deposit, or so much thereof as shall not have been applied by Sublandlord as aforesaid, shall be returned to Subtenant promptly following the expiration date of the SNWM Sublease or date of earlier termination and delivery of the entire possession of the Premises to Sublandlord.

6.2 Subtenant’s Acknowledgments Regarding Security Deposit. Subtenant acknowledges and agrees that the amount of the Security Deposit shall not be considered a measure of Sublandlord’s damages in case of Default by Subtenant or in any way limit such damages. In the event of bankruptcy or other debtor relief proceedings by or against Subtenant, proceeds of the Security Deposit shall be deemed to be applied first to the payment of rent and other charges due to Sublandlord, in the order the such rent or charges became due and owing, for all periods prior to filing of such proceedings.”

2.	Master Landlord has received notice of this First Amendment and has consented to the same as evidenced by its signature below.

3.	Capitalized terms used herein but not defined shall have the meanings ascribed to them in the SNWM Sublease.

4.	Except as amended and modified by this First Amendment, all the terms, provisions, agreements, covenants and conditions of the SNWM Sublease are hereby affirmed and ratified.

5.	This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

6.	This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument. The executed signature pages hereto may be delivered by facsimile or other means of electronic image transmission, such a copy of any signature page hereto shall have the same force and effect as an original thereof.

[signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this First Amendment to be duly executed as of the date first above written.

SUBLANDLORD:
SMITH & NEPHEW WOUND MANAGEMENT (LA JOLLA)

By:	/s/ Robert A. Lucas

Name:	Robert A. Lucas

Title:	Assistant Secretary

Duly Authorized

SUBTENANT:
ADVANCED BIOHEALING, INC.

By:	/s/ Kevin Rakin

Name:	Kevin Rakin

Title:	Chairman & CEO

Duly Authorized

[Signature page to First Amendment To Sublease Agreement.]

EXHIBIT A

[Sublease Agreement Attached]